Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Ann Parker

Director of Corporate Communications

LodgeNet Entertainment Corporation

605-988-1000

communications@lodgenet.com

STRONG TITLES, DIGITAL EXPANSION DRIVE SOLID MOVIE YEAR
FOR LODGENET

Bruce Almighty Heads List Of Top 10 Movies

Digital Rooms Now Total More Than 383,000

SIOUX FALLS SD, January 6, 2004 – LodgeNet Entertainment Corporation, the world’s largest provider of broadband, interactive television services to the hospitality industry, today released its list of Top 10 movies for 2003 while reporting a new milestone for deployment of its digital systems.

The year’s most popular theatrical movie for LodgeNet was Bruce Almighty, a comedy starring Jim Carrey as a disillusioned newsman who gains a new perspective when God grants him the power to literally rule the world. Second on the company’s list was the fantasy adventure Lord Of The Rings:The Two Towers. Completing the Top 10 list, in order, were:  Bringing Down The House; How To Lose A Guy In Ten Days; Anger Management; Die Another Day; Pirates Of The Caribbean: Curse Of The Black Pearl; The Matrix Reloaded; X2: X-Men United; and Sweet Home Alabama.

LodgeNet also reported that its digital footprint now covers over 383,000 guest rooms in approximately 2,000 hotels, with revenues per digital room tracking 39 percent higher on average than at LodgeNet served hotels with tape-based systems. The company’s digital platform eliminates the availability limitations of tape-based systems while offering guests the convenience of skip, pause and save features on selected titles.

“From Sweet Home Alabama in January to Pirates of the Caribbean in October, and with a record-breaking summer in between, this was a solid year for LodgeNet as we delivered the most popular on-demand movies month after month,” said William M. Coleman, Vice President Studio Relations & Film Licensing Worldwide for LodgeNet. “Our revenue achievements were made possible by a steady stream of quality movie content from our studio partners, coupled with the significant growth of our digital room base.”

About LodgeNet

LodgeNet Entertainment Corporation (www.lodgenet.com) is the leading provider in the delivery of broadband, interactive services to the lodging industry, serving more hotels and guest rooms than any other provider in the world. These services include on-demand digital movies, digital music and music videos, Nintendo® video games, high-speed Internet access and other interactive television services designed to serve the needs of the lodging industry and the traveling public. As the largest company in the industry, LodgeNet provides service to nearly one million rooms including more than 954,000 interactive guest pay rooms in more than 5,800 hotel properties

(more)

worldwide. More than 260 million travelers have access to LodgeNet systems on an annual basis. LodgeNet is listed on NASDAQ and trades under the symbol LNET.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and are subject to risks, uncertainties, and other factors that could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed in the foregoing sections, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, competition, programming availability and quality, technological developments, developmental difficulties and delays, relationships with clients and property owners, the availability of capital to finance growth, the impact of government regulations, and other factors detailed, from time to time, in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. All rights reserved. Other names and brands may be claimed as the property of others.

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